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                                                                   EXHIBIT 4.3



                      AMENDED AND RESTATED PROMISSORY NOTE

                  This AMENDED AND RESTATED NOTE is made as of the 15th day of May, 1997 by and between COMMUNITY CENTERS ONE L.L.C., a Delaware limited liability company ("Borrower") having its principal place of business at The Heritage, 34555 Chagrin Boulevard, Moreland Hills, Ohio 44022, and LEHMAN BROTHERS HOLDINGS INC., D/B/A LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation ("Lender") having an address at Three World Financial Center, 200 Vesey Street, New York, New York 10285.

                                    RECITALS

         A. lender is the current owner and holder of that certain note described on Schedule 1 attached hereto and made a part hereto (the "Initial Note").

         B. Borrower and Lender have agreed to modify and restate the terms and extend the term of the Initial Note in accordance with the terms set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and in and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

         A. Neither this Amended and Restated Note (hereinafter referred to as the "Note"), any other notes entered into pursuant to the Loan Agreement (defined below) nor anything contained herein or therein shall be construed as a substitution or novation of the indebtedness evidenced hereby or of the Initial Note, which shall remain in full force and effect, as supplemented, amended and restated, as provided herein.

         B. All of the terms, provisions and obligations contained in the Initial Note are hereby supplemented, amended and restated in their entirety to read as follows:

                                 PROMISSORY NOTE

$153,000,000.00                                            New York, New York
                                                           As of May 15, 1997

                  FOR VALUE RECEIVED COMMUNITY CENTERS ONE L.L.C., a Delaware limited liability company having its principal place of business at ne Heritage, 34555 Chagrin Boulevard, Moreland Hills, Ohio 44022, as maker ("Borrower"), hereby unconditionally promises to pay to the order of LEHMAN BROTHERS HOLDINGS INC., D/B/A LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation, having an address at Three World Financial Center, 200 Vesey Street, New York, New York 10285, as payee ("Lender"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of ONE


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HUNDRED FIFTY-THREE MILLION AND 00/100 DOLLARS ($153,000,000.00) in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate (defined below), and to be paid in installments as follows:

                            ARTICLE 1: PAYMENT TERMS

         A payment of interest only on the tenth (10th) day of June, 1997, for interest accruing for the period commencing on and including the date of this Note, through and including the ninth (9th) day of June, 1997, and on the tenth
(10th) day of each calendar month thereafter, or if such date is not a Business Day (defined below), then on the next succeeding Business Day (each, a "Scheduled Payment Date") up to and including the tenth (10th) day of May, 2002, or if such date is not a Business Day, then on the next succeeding Business Day, for interest accruing from and including each Scheduled Payment Date through, but excluding, the next succeeding Scheduled Payment Date; each of such payments to be applied to the payment of interest computed at the Applicable Interest Rate; and the balance of the principal sum and all interest thereon shall be due and payable on the tenth (10th) day of June, 2002, or if such date is not a Business Day, then on the next succeeding Business Day (the "Maturity Date"). Interest on the principal sum of this Note shall be calculated on the basis of a three hundred sixty (360) day year based on the actual number of days elapsed.

                  All payments to be made under this Note shall be made by wire transfer of immediately available federal funds.

                  The term "Business Day" as used herein shall mean any day excluding Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which Lender or banking institutions are authorized or required by law or other government actions to close.

                               ARTICLE 2: INTEREST

                  The term "Applicable Interest Rate" as used in this Note shall mean an interest rate equal to seven and three hundred seventy-eight thousandths percent (7.378%) per annum.

                       ARTICLE 3: DEFAULT AND ACCELERATION

                  (a) The whole of the principal sum of this Note, (b) interest, default interest at the Default Rate, late charges and other sums, as provided in this Note, the Security Instruments (defined below) or the Other Security Documents (defined below), (c) all other monies agreed or provided to be paid by Borrower in this Note, the Security Instruments or the Other Security Documents,
(d) all sums advanced pursuant to any of the Security Instruments to protect and preserve any of the Properties (defined below) and the lien and the security interest created thereby, and (e) all sums advanced and costs and expenses

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incurred by Under in connection with the Debt (defined below) or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender (all the sums referred to in (a) through (e) above shall collectively be referred to as the "Debt") shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid when due or on the Maturity Date or on the happening of any other default, after the expiration of any applicable notice and grace periods, if any, herein or under the terms of the Security Instruments or any of the Other Security Documents (collectively, an "Event of Default ").

                           ARTICLE 4: DEFAULT INTEREST

                  Borrower does hereby agree that upon the occurrence of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at a rate (the "Default Rate") equal to (i) the greater of a per annum rate equal to (x) the Applicable Interest Rate plus four percent (4%) or (y) the Prime Rate (defined below) plus four percent (4%) or (ii) the maximum interest rate that Borrower may by law pay, whichever is lower. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal sum and, to the extent permitted by law, overdue interest in respect thereof, shall bear interest at the Default Rate, calculated from the date the default giving rise to such Event of Default without regard to any grace or cure periods contained herein. Interest calculated at the Default Rate shall be added to the Debt, and shall be deemed secured by the Security Instruments. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

                  The "Prime Rate" shall mean at any particular date, a rate per annum equal to the rate of interest published in The Wall Street Journal as the "prime rate", as in effect on such day, with any change in the prime rate resulting from a change in said prime rate to be effective as of the date of the relevant change in said prime rate; provided, however, that if more than one prime rate is published in The Wall Street Journal for a day, the average of the Prime Rates shall be used; provided, further, however, that the Prime Rate (or the average of the prime rates) will be rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%.

                  In the event that The Wall Street Journal should cease or temporarily interrupt publication, then the Prime Rate shall mean the daily average prime rate published in another business newspaper, or business section of a newspaper, of national standing chosen by Lender. If The Wall Street Journal resumes

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publication, the substitute index will immediately be replaced by the prime rate published in The Wall Street Journal.

                  In the event that a prime rate is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a comparable interest rate index which is readily available to Borrower and verifiable by Borrower but is beyond the control of Lender. Lender shall give Borrower prompt written notice of its choice of a substitute index and when the change became effective.

                  Such substitute index will also be rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%.

                  The determination of the Prime Rate by Lender shall be conclusive absent manifest error.

                              ARTICLE 5: PREPAYMENT

                  The principal sum of this Note shall not be prepayable at any time, in whole or in part, prior to the period commencing six (6) months prior to the Maturity Date (the "Permitted Prepayment Period"). Provided no Event of Default exists from and after the commencement of the Permitted Prepayment Period, the entire outstanding principal sum of this Note may be prepaid in whole, but not in part, on any Scheduled Payment Date upon: (i) not less than thirty (30) days and not more than forty-five (45) days prior written notice (the "Prepayment Notice") to Lender specifying the Scheduled Payment Date on which prepayment is to be made (the "Prepayment Date"); (ii) payment of all accrued and unpaid interest on the outstanding principal balance of this Note to and including the Prepayment Date; and (iii) payment of all other sums then due under this Note, the Security Instruments and the Other Security Documents including, without limitation, payment in full of all principal, interest and all other sums due under the Related Note (defined below). If a Prepayment Notice is given by Borrower to Lender pursuant to this Article, the principal balance of this Note and each of the Related Notes and the other sums required under this Article shall be due and payable on the Prepayment Date.

                  Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is (i) made during the Permitted Prepayment Period, (ii) made in accordance with the terms of this Article, (iii) accompanied by all sums due in connection therewith and with all sums due under the Related Notes, and (iv) made on a Scheduled Payment Date. Notwithstanding anything contained herein to the contrary, provided no Event of Default exists, no Prepayment Consideration (defined below) shall be due in connection with a complete or partial prepayment resulting from the application of insurance proceeds or condemnation awards pursuant to Section 4.4 of the Security Instruments.

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                  If a Default Prepayment (defined herein) occurs, Borrower
shall pay to Lender the entire Debt, including, without limitation, the Prepayment Consideration.

                  For purposes of this Note, the term "Default Prepayment" shall mean a prepayment of the principal amount of this Note made during the continuance of any Event of Default or after an acceleration of the Maturity Date under any circumstances, including, without limitation, a prepayment occurring in connection with reinstatement of any Security Instrument provided by statute under foreclosure proceedings or exercise of a power of sale, any statutory right of redemption exercised by Borrower or any other party having a statutory right to redeem or prevent foreclosure, any sale in foreclosure or under exercise of a power of sale or otherwise.

                  For purposes of this Note, the term "Prepayment Consideration" shall mean an amount equal to the present value of a series of payments each equal to the Payment Differential (defined below) and payable on each Scheduled Payment Date through and including the Maturity Date discounted at the Reinvestment Yield (defined below) for the number of months remaining from the date of such prepayment (the "Prepayment Date") to each such Scheduled Payment Date through and including the Maturity Date. The term "Reinvestment Yield" as used herein shall be equal to the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Maturity Date, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date of the Prepayment Date (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The term "Payment Differential" as used herein shall be equal to
(x) the Applicable Interest Rate minus the Reinvestment Yield, divided by (y) twelve (12), and multiplied by (z) the principal sum due on such Prepayment Date, provided that the Payment Differential shall in no event be less than zero. In no event, however, shall Under be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. Lender shall notify Borrower of the amount, and the basis of determination, of the required Prepayment Consideration.

                               ARTICLE 6: SECURITY

                  This Note is secured by the Security Instruments and the Other Security Documents. The term "Security Instruments" as used in this Note shall mean those Amended and Restated Mortgage and Security Agreements each dated as of the date hereof given by Borrower to (or for the benefit of) Lender covering the fee estate of Borrower in certain premises located in Cook County, Illinois, and Collier County, Florida, the Amended and Restated Deed of Trust and Security Agreements each dated as of the date hereof given by Borrower to (or for the benefit of) Lender covering the fee estate of Borrower in certain premises located

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in Fairfax County, Virginia, Denver County, Colorado and Durham County, North
Carolina, that certain Amended and Restated Deed to Secure Debt and Security Agreement dated as of the date hereof given by Borrower and Community Centers Two L.L.C., a Delaware limited liability company, to Lender covering the fee estate in certain premises located in Fulton County, Georgia and Cobb County, Georgia, and each of the Related Security Instruments covering the fee estate in certain premises as described on Schedule 2 attached hereto and made a part hereof and other property, as more particularly described therein (collectively, the "Properties") and intended to be duly recorded in said Counties, and each in the original principal sum of $322,500,000.00, (other than such mortgage to be recorded in Collier County, Florida, which is in an amount of $153,000,000.00). The term "Related Notes" shall mean those certain notes described on Schedule 3 attached hereto, and which, together with the Note, are secured by the Security Instruments. The term 'Related Security Instruments" shall mean those certain mortgages, deeds of trust and deeds to secure debt described on Schedule 2 attached hereto and made a part hereof. The term 'Related Borrowers" shall mean Community Centers Two L.L.C., a Delaware limited liability company, and Shoppers World Community Center, L.P., a Delaware limited partnership. The term 'Other Security Documents" as used in this Note shall mean all and any of the documents other than this Note or the Security Instruments now or hereafter executed by Borrower and/or any Related Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guarantee payment of this Note or any of the Related Notes, including, but not limited to, that certain Loan Agreement dated the date hereof between Borrowers, the Related Borrowers, and Lender and the Related Notes. Whenever used, the singular number shall include the plural, the plural number shall include the singular, and the words "Lender' and "Borrower" shall include their respective successors, assigns, heirs, executors and administrators.]

                  All of the terms, covenants and conditions contained in the Security Instruments and the Other Security Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.

                            ARTICLE 7: SAVINGS CLAUSE

                  This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have

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been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

                             ARTICLE 8: LATE CHARGE

                  If any sum payable under this Note is not paid on or prior to the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5 %) of the unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Under in handling and processing the delinquent payment and to compensate Lender for the loss of the use of the delinquent payment and the amount shall be secured by the Security Instruments and the Other Security Documents.

                            ARTICLE 9: NO ORAL CHANGE

                  This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

                     ARTICLE 10: JOINT AND SEVERAL LIABILITY

                  If Borrower consists of more than one person or party, the obligations and liabilities of each person or party shall be joint and several.

                               ARTICLE 11: WAIVERS

                  Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Security Instruments or the Other Security Documents made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Debt, under this Note, the Security Instruments or the Other Security Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without

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further notice or demand as provided for in this Note, the Security Instruments or the Other Security Documents. If Borrower is a partnership, the agreements herein contained shall remain in force and applicable, notwithstanding any changes in the individuals comprising the partnership, and the term "Borrower," as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term "Borrower" as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. If Borrower is a limited liability company, the agreements contained herein shall remain in full force and applicable, notwithstanding any changes in the members comprising the limited liability company, and the term "Borrower' as used herein shall include any alternative or successor limited liability company, but any predecessor limited liability company or its members shall not be relieved of liability hereunder. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, corporation or limited liability company, as applicable, which may be expressly permitted by the Security Instruments or any Other Security Documents.)

                              ARTICLE 12: TRANSFER

                  Lender shall have the right in its sole discretion at any time during the term of this Note to sell, assign, syndicate, participate, pledge, hypothecate or otherwise transfer and/or dispose of all or any portion of its interest in this Note, including by issuance of mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement. Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Security Instruments and the Other Security Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.

                       ARTICLE 13: WAIVER OF TRIAL BY JURY

                  BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE

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APPLICATION FOR THE LOAN EVIDENCED BY THIS NOTE, THIS NOTE, THE SECURITY
INSTRUMENTS OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

                             ARTICLE 14: EXCULPATION

                  (a) Except as otherwise provided herein, in the Security Instruments or in the Other Security Documents, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Note or the Security Instruments by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Note, the Security Instruments, the Other Security Documents, and the interest in the Properties, the Rents (as defined in the Security Instruments) and any other collateral given to Lender created by this Note, the Security Instruments and the Other Security Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Properties, in the Rents and in any other collateral given to Lender. Lender, by accepting this Note and the Security Instruments, agrees that it shall not, except as otherwise provided in
Section 11.10 of the Security Instruments, sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding, under or by reason of or under or in connection with this Note, the Other Security Documents or the Security Instruments. The provisions of this Article shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Note, the Other Security Documents or the Security Instruments; (ii) impair the right of Lender to obtain a deficiency judgment in any action or proceeding in order to preserve its rights and remedies, including without limitation, foreclosure, non-judicial foreclosure, or the exercise of a power of sale, under any of the Security Instruments; however, Lender agrees that it shall not enforce such deficiency judgment against any assets of Borrower other than the Properties, including the Rents and any other collateral given to Lender created by this Note, the Security Instruments and the Other Security Documents or in the exercise of its rights and remedies under the Security Instruments; (iii) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Security Instruments; (iv) affect the validity or enforceability of any indemnity, guaranty, master lease or similar instrument made in connection with this Note, the Security Instruments, or the Other Security Documents; (v) impair the right of Lender to obtain the appointment of a receiver; (vi) impair the enforcement of the Assignments of Leases and Rents executed in connection herewith and in connection with each of the Security Instruments; (vii) impair the right of Lender to obtain a deficiency judgment or judgment on the Note against Borrower if necessary to obtain any insurance proceeds or condemnation awards to which Lender

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would otherwise be entitled under the Security Instruments; provided however,
Lender shall only enforce such judgment against the insurance proceeds and/or condemnation awards; or (viii) impair the right of Lender to enforce the provisions of Sections 11.10, 12.3, and 12.4 of the Security Instruments.

                  (b) Notwithstanding the provisions of this Article 14 to the contrary, Borrower shall be personally liable to Lender for the Losses (as defined in the Security Instruments) it incurs due to: (i) fraud or intentional misrepresentation by Borrower, or any affiliate of Borrower or any general partner, member, officer, director, employee or agent of any of the foregoing in connection with the execution and the delivery of this Note, the Security Instruments or the Other Security Documents or any certificate, document or other instrument delivered or to be delivered to Lender from time to time under, or in connection with this Note, the Security Instruments and/or any Other Security Documents; (ii) Borrower's misapplication or misappropriation of Rents received by Borrower; (iii) Borrower's misapplication or misappropriation of tenant security deposits or Rents collected in advance; (iv) the misapplication or the misappropriation of insurance proceeds or condemnation awards; (v) Borrower's failure to pay Taxes, Insurance Premiums, Other Charges (as such terms are defined in the Security Instruments), charges for labor or materials or other charges that can create liens on the Properties; (vi) any Lease (as defined in the Security Instruments) or any of the provisions t hereof being superior to the lien or the Security Instruments or any of the provisions thereof; or (vii) Borrower's failure to comply with the provisions of Section
4.2 of the Security Instruments.

                  (c) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in Subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event of Borrower's default under Section 4.3 (unless Borrower is a "Permitted Transferee" as defined in, and that meets the requirements of Subsection 8.4(a)(iii)(B) of each of the Security Instruments) or Article 8 of the Security Instruments, or if any of the Properties or any part thereof shall become an asset in (i) a voluntary bankruptcy or insolvency proceeding, or (ii) an involuntary bankruptcy or insolvency proceeding which is not dismissed within ninety (90) days of filing.

                  (d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Security Instruments or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Note, the Security Instruments and the Other Security Documents.

                              ARTICLE 15: AUTHORITY

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                  Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute and deliver this Note, the Security Instruments and the Other Security Documents and that this Note, the Security Instruments and the Other Security Documents constitute valid and binding obligations of Borrower.

                           ARTICLE 16: APPLICABLE LAW

                  This Note shall be governed, construed, applied and enforced in accordance with the laws of the state of New York and the applicable laws of the United States of America.

                         ARTICLE 17: SERVICE OF PROCESS

                  (a) (i) Borrower will maintain a place of business or an agent for service of process in New York, New York and give prompt notice to Lender of the address of such place of business and of the name and address of any new agent appointed by it, as appropriate. Borrower further agrees that the failure of its agent for service of process to give it notice of any service of process will not impair or affect the validity of such service or of any judgment based thereon. If, despite the foregoing, there is for any reason no agent for service of process of Borrower available to be served, and if it at that time has no place of business in New York, New York, then Borrower irrevocably consents to service of process by registered or certified mail, postage prepaid, to it at its address given in or pursuant to the first paragraph hereof.

                      (ii) Borrower initially and irrevocably designates Dewey Ballantine, with offices on the date hereof at 1301 Avenue of the Americas, New York, New York 10019-6092, to receive for and on behalf of Borrower service of process in New York, New York with respect to this Note.

                  (b) With respect to any claim or action arising hereunder or under the Security Instruments or the Other Security Documents, Borrower (a) irrevocably submits to the nonexclusive jurisdiction of the courts of the States in which the respective Properties are located and the court of the State of New York and the United States District Court located in the Borough of Manhattan in New York, New York, and appellate courts from any thereof, and (b) irrevocably waives any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Note brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form.

                  (c) Nothing in this Note will be deemed to preclude Lender from bringing an action or proceeding with respect hereto in any other jurisdiction.

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                            ARTICLE 18: COUNSEL FEES

                  In the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security therefor, Borrower also agrees to pay all reasonable fees and expenses of Lender, including, without limitation, reasonable attorney's fees for the services of such counsel whether or not suit be brought.

                               ARTICLE 19: NOTICES

                  All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof,
(ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:                     Community Centers One L.L.C.
                                    The Heritage
                                    34555 Chagrin Boulevard
                                    Moreland Hills, Ohio 44022
                                    Attention:  Joan U. Allgood, Esq.
                                    Facsimile No.: (216) 247-6113

With a copy to:                     Community Centers One L.L.C.
                                    c/o DRA Advisors, Inc.
                                    1180 Avenue of the Americas
                                    New York, New York 10036
                                    Attention: David Luski
                                    Facsimile No.: (212) 764-3571

                                    Baker & Hostetler
                                    3200 National City Center
                                    1900 East 9th Street
                                    Cleveland, Ohio 44114-3485
                                    Attention: Albert T. Adams, Esq.
                                    Facsimile No.: (216) 696-0740

                                    Dewey Ballantine
                                    1301 Avenue of the Americas
                                    New York, New York
                                    Attention: Sanford W. Morhouse, Esq.
                                    Facsimile No.: (212) 259-6333

If to Lender:                       Lehman Brothers Holdings Inc. d/b/a
                                    Lehman Capital, a Division of
                                    Lehman Brothers Holdings Inc.
                                    Three World Financial Center
                                    200 Vesey Street
                                    New York, New York 10285

                                    Attention: Shereen Jones
                                    Facsimile No.: (212) 526-3746

and to:                             Lehman Brothers Holdings Inc. d/b/a
                                    Lehman Capital, a Division of
                                    Lehman Brothers Holdings Inc.
                                    Three World Financial Center
                                    200 Vesey Street
                                    New York, New York 10285
                                    Attention: Scott Kimmel and Annette Nazareth
                                    Facsimile No.: (212) 526-3721

With a copy to:                     Thacher Proffitt & Wood
                                    Two World Trade Center
                                    New York, New York 10048
                                    Attention: Mitchell G. Williams, Esq.
                                    Facsimile No.: (212) 912-7751

or addressed as such party may from time to time designate by written notice to the other parties.

                  Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

                            ARTICLE 20: MISCELLANEOUS

                  (a) Wherever pursuant to this Note (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

                  (b) Wherever pursuant to this Note it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, legal fees and disbursements of Lender, whether retained firms, the reimbursement for the expenses of in-house staff, or otherwise.

                             ARTICLE 21: NO NOVATION

                  Borrower and Lender hereby confirm the legal operation and effect of the Initial Note so that the Initial Note, as amended and restated in this Note, shall be binding upon and inure to the benefit of the respective parties hereto, their successors and assigns and all holders hereof. Nothing contained in this Note shall be construed as a substitution or novation of Borrower's indebtedness or of the Initial Note, which shall remain in full force and effect, as amended and restated hereby.

                  IN WITNESS WHEREOF, Borrower and Lender have executed this instrument as of the day and year first above written.

                                            COMMUNITY CENTERS ONE L.L.C., a
                                            Delaware limited liability company

                                            By: DD Community Centers One,
                                                Inc., an Ohio corporation, its
                                                managing member

                                                By:
                                                   ----------------------------
                                                   Name:
                                                   Title:

                                            By: DRA Opportunity Fund, a
                                                Delaware corporation, a member

                                                 By:
                                                    ---------------------------
                                                    David Luski
                                                    Executive Vice President

                                            By: DD Retail Partners 11, L.P., a
                                                Delaware limited partnership,
                                                a member

                                                By: Master Realty Inc., a
                                                    Delaware corporation, its
                                                    sole general partner

                                                    By:
                                                       ------------------------
                                                       David Luski
                                                       Vice President

                                            By: DD Retail Partners III, L.P.,
                                                a Delaware limited
                                                partnership, a member

                                                By: Master Realty Inc., a
                                                    Delaware, corporation,
                                                    its sole general partner

                                                    By:
                                                       ------------------------
                                                       David Luski
                                                       Vice President

                                            By: DD Retail Partners IV, L.P., a
                                                Delaware limited partnership,
                                                a member

                                                By: Master Realty Inc., a
                                                    Delaware corporation, its
                                                    sole general partner

                                                    By:
                                                       ------------------------
                                                       David Luski
                                                       Vice President

                                          LEHMAN BROTHERS HOLDINGS INC.,
                                          D/B/A LEHMAN CAPITAL, A DIVISION OF
                                          LEHMAN BROTHERS HOLDINGS INC., a
                                          Delaware

                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                   SCHEDULE 1

                          (Description of Initial Note)

         1. Promissory Note dated as of November 17, 1995 made by Community Centers One L.L.C. ("Borrower") to Lehman Brothers Holdings Inc., D/B/A Lehman Capital, a Division of Lehman Brothers Holdings Inc. ("Lender") in the original principal amount of $153,000,000.00.

                                   SCHEDULE 2

                  (Description of Related Security Instruments)

         1. Amended and Restated Deed of Trust, Security Agreement, Fixture Filing and Assignment of Rents dated the date hereof by Community Centers One L.L.C., as grantor, to Chicago Title Company, as trustee, and Lehman Brothers Holdings Inc., D/B/A Lehman Capital, a Division of Lehman Brothers Holdings Inc., as beneficiary, in the principal amount of $322,500,000.00, encumbering the property known as Cannel Mountain Plaza, San Diego, California, to be recorded in the Recorder's File of San Diego County, California;

         2. Amended and Restated Mortgage and Security Agreement dated the date hereof by Shoppers World Community Center, L.P., as grantor, to Lehman Brothers Holdings Inc., D/B/A Lehman Capital, a Division of Lehman Brothers Holdings Inc., as beneficiary, in the principal amount of $322,500,000.00, encumbering the property known as Shoppers World, Framingham, Massachusetts, to be recorded in the Middlesex South District Registry of Deeds; and

         3. Amended and Restated Deed of Trust, Security Agreement and Fixture Filing dated the date hereof by Community Centers Two L.L.C., as grantor to Chicago Title Insurance Company, as Trustee and to Lehman Brothers Holdings Inc., D/B/A Lehman Capital, a Division of Ulman Brothers Holdings Inc., as beneficiary, in the principal amount of $322,500,000.00, encumbering the property known as Independence Commons, Independence, Missouri, to be recorded in the public records of Jackson County, Missouri.

                                   SCHEDULE 3

                         (Description of Related Notes)

         1. Amended and Restated Promissory Note dated the date hereof, by and between Community Centers Two L.L.C. and Shoppers World Community Center, L.P. ("Borrower") and Lehman Brothers Holdings Inc., D/B/A Lehman Capital, a Division of Lehman Brothers Holdings Inc., in the principal amount of $126,750,000.00.

         2. Amended and Restated Promissory Note dated the date hereof, by and between Community Centers One L.L.C. and Lehman Brothers Holdings Inc., D/B/A Lehman Capital, a Division of Lehman Brothers Holdings Inc., in the principal amount of $42,750,000.00.